UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2012

Citizens South Banking Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-23971	54-2069979
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 868-5200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On October 1, 2012, Park Sterling Corporation (“Park Sterling”), the bank holding company for Park Sterling Bank, completed its acquisition by merger of Citizens South Banking Corporation (the “Registrant”), the bank holding company for Citizens South Bank (the “Merger”). The Registrant merged with and into Park Sterling, with Park Sterling as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger, dated as of May 13, 2012, between Park Sterling and the Registrant (the “Merger Agreement”). Prior to entry into the Merger Agreement, no material relationship existed between the Registrant and Park Sterling and any of their respective affiliates.

Upon the completion of the Merger, each outstanding share of common stock, par value $0.01 per share, of the Registrant not owned by the Registrant or Park Sterling or by any of their respective wholly-owned subsidiaries, was converted into the right to receive either: (i) 1.4799 shares of common stock, par value $1.00 per share, of Park Sterling; (ii) $7.00 in cash or (iii) a combination thereof, as elected by the Registrant’s stockholders, subject to the limitation that no more than 30% of the shares of the Registrant’s common stock would be exchanged for cash, with the remaining 70% to be exchanged for shares of Park Sterling's common stock. Cash was paid in lieu of fractional shares. The aggregate merger consideration consisted of approximately 11,919,746 shares of Park Sterling’s common stock and approximately $24.3 million in cash. Based upon the $4.94 per share closing price of Park Sterling’s common stock on September 28, 2012, the transaction value was approximately $83.2 million.

In addition, each option to purchase shares of the Registrant’s common stock outstanding immediately prior to completion of the Merger was converted into an option to purchase shares of Park Sterling common stock, subject to the same terms and conditions that applied to such options before the effective time of the Merger. The number of shares of Park Sterling common stock subject to, and the exercise price of, such options, was adjusted based on the exchange ratio of 1.4799.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

On September 28, 2012, the Registrant notified The Nasdaq Global Market (“Nasdaq”) that the Merger would be effective at 12:01 a.m. on October 1, 2012. On October 1, 2012, Nasdaq filed with the Commission an application on Form 25 to remove the Registrant’s common stock from listing on Nasdaq and to withdraw the registration of the Registrant’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. In connection with completion of the Merger, trading of the Registrant’s common stock on Nasdaq ceased prior to the commencement of trading on October 1, 2012.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03                      Material Modification to Rights of Security Holders.

Upon the completion of the Merger, outstanding shares of the Registrant’s common stock (other than shares owned by the Registrant or Park Sterling or by any of their respective wholly-owned subsidiaries) were converted into the right to receive either: (i) 1.4799 shares of Park Sterling’s common stock; (ii) $7.00 in cash or (iii) a combination thereof.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01                      Changes in Control of Registrant.

Upon the completion of the Merger on October 1, 2012, the Registrant merged with and into Park Sterling and, accordingly, a change in control of the Registrant occurred.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

                On September 26, 2012, the Registrant held a special meeting of its stockholders in Gastonia, North Carolina in connection with the Merger.  At the special meeting, the Registrant’s stockholders were asked to consider and vote upon: (i) the approval and adoption of the Merger Agreement; (ii) the approval, on a non-binding advisory basis, of certain “golden parachute” compensation payable under existing agreements that certain officers of the Registrant would receive from the Registrant and its subsidiary, Citizens South Bank, in connection with the Merger, and (iii) if necessary or appropriate, the approval of an adjournment or postponement of the special meeting, including to solicit additional proxies in favor of the Merger Agreement proposal.

The Merger Agreement proposal was approved by the holders of a majority of the shares of the Registrant’s common stock outstanding and entitled to vote at the special meeting. The results of the voting on the Merger Agreement proposal are set forth below:

For	Against	Abstain
9,161,292	297,630	79,748

The “golden parachute” proposal was approved by the holders of a majority of the shares of the Registrant’s common stock voted thereon at the special meeting (without regard to broker nonvotes or proxies marked “Abstain”). The results of the voting on the “golden parachute” proposal are set forth below:

For	Against	Abstain
8,290,777	1,131,279	116,614

The adjournment proposal was approved by the holders of a majority of the shares of the Registrant’s common stock voted thereon at the special meeting (without regard to broker nonvotes or proxies marked “Abstain”) As there were sufficient votes to approve the Merger Agreement proposal at the special meeting, the Registrant did not take any action to adjourn or postpone the special meeting. The results of the voting on the adjournment proposal are set forth below:

For	Against	Abstain
8,911,049	462,989	188,880

Item 8.01                      Other Events.

On September 27, 2012, Park Sterling and the Registrant issued a joint press release announcing an anticipated closing date for the Merger and the results of the Registrant’s special meeting of stockholders and Park Sterling’s special meeting of shareholders, each held on September 26, 2012. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated May 13, 2012 between the Registrant and Park Sterling (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 17, 2012).
99.1	Joint press release of Park Sterling and the Registrant dated September 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 2, 2012
PARK STERLING CORPORATION, successor to Citizens South Banking Corporation

By:	/s/ David L. Gaines
David L. Gaines Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated May 13, 2012 between the Registrant and Park Sterling (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 17, 2012).
99.1	Joint press release of Park Sterling and the Registrant dated September 27, 2012.